Exhibit 11.	Pennsylvania Commerce Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ended June 30, 2005
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$2,555,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,535,000	5,939,536	$0.43
Effect of Dilutive Securities:
Stock Options		411,756
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,535,000	6,351,292	$0.40
For the Quarter Ended June 30, 2004
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$2,181,000
Preferred stock dividends	(20,000)
Income available to common stockholders	2,161,000	4,626,914	$0.47
Effect of Dilutive Securities:
Stock Options		416,673
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$2,161,000	5,043,587	$0.43
For the Six Months Ended June 30, 2005
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$5,016,000
Preferred stock dividends	(40,000)
Income available to common stockholders	4,976,000	5,921,037	$0.84
Effect of Dilutive Securities:
Stock Options		409,264
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$4,976,000	6,330,301	$0.79
For the Six Months Ended June 30, 2004
	Income	Shares	Per Share
			Amount
Basic Earnings Per Share:
Net income	$4,109,000
Preferred stock dividends	(40,000)
Income available to common stockholders	4,069,000	4,615,015	$0.88
Effect of Dilutive Securities:
Stock Options		418,911
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$4,069,000	5,033,926	$0.81